Exhibit 99.1

      AEP INDUSTRIES INC. ACQUIRES BUSINESS AND OPERATING ASSETS OF MERCURY
                                  PLASTICS INC.

     SOUTH HACKENSACK, N.J., Feb. 23 /PRNewswire-FirstCall/ -- AEP Industries Inc. (Nasdaq: AEPI) (the "Company") announced today that the Company has purchased the business and operating assets of Mercury Plastics, Inc.'s Bowling Green, Kentucky facility. Terms of the transaction, which has been completed, were not disclosed.

AEP believes that this acquisition will strengthen the business already enjoyed at this location as well as synergistically complement AEP's existing businesses.

AEP Industries Inc. manufactures, markets, and distributes an extensive range of plastic packaging products for the food/beverage, industrial and agricultural markets. The Company has operations in four countries throughout North America and Europe.

Except for historical information contained herein, statements in the release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, but are not limited to, risks associated with pricing, volume, cash flow guidance and conditions of markets. Those and other risks are described in the prospectus and the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or may be obtained from the Company.

SOURCE AEP Industries Inc.
     -0-                             02/23/2006
     /CONTACT: Paul Feeney, Executive Vice President and Chief Financial Officer of AEP Industries, +1-201-807-2330, or feeneyp@aepinc.com /
     (AEPI)